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                                                                  EXHIBIT 23(c)


DELOITTE &
  TOUCHE LLP


                        Suite 250                       Telephone (716) 843-7200
                        Key Bank Tower                  Facsimile (716) 856-7760
                        50 Fountain Plaza
                        Buffalo, New York 14202



INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in this Registration Statement of the Sherwin-Williams Company on Form S-3 of our report dated February 23, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Pratt & lambert United, Inc. for the years ended December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.




/s/ DELOITTE & TOUCHE LLP
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February 16, 1996




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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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